Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO

COMMISSION AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) to the COMMISSION AGREEMENT dated as of September 12, 2002 (the “Commission Agreement”; capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Commission Agreement), between JERRY L. KEEN, an individual resident of the State of Georgia (“Keen”), and ABC BANCORP, a Georgia corporation (the “Company”), is made as of the 27th day of July, 2004 by and between Keen and the Company.

W I T N E S S E T H:

WHEREAS, Keen and the Company each desire to amend the Commission Agreement as more particularly set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 2(B) of the Commission Agreement. Section 2(B) of the Commission Agreement is hereby amended by deleting Section 2(B) of the Commission Agreement in its entirety and substituting the following in lieu thereof:

“(B) On the first regular payroll payment date of the Company following (a) January 1, 2005, Keen will be paid Thirty-Seven Thousand Five Hundred and No/100 Dollars ($37,500); provided, however, that if, during the period between September 12, 2003 and December 31, 2004, The First Bank of Brunswick, a wholly-owned subsidiary of the Company (“First Bank”), earns (1) between $259,000 and $297,999 of gross commissions and fees from the provision of brokerage and investment services (other than sales of fixed annuities through PFIC and credit life and accident & health insurance) to its customers (collectively, “Gross Commissions”), then in lieu of such $37,500 payment, Keen will be paid Fifty Thousand and No/100 Dollars ($50,000.00), (2) $298,000 of Gross Commissions, then in lieu of such $37,500 payment, Keen will be paid Seventy-Five Thousand and No/100 Dollars ($75,000.00), or (3) more than $298,000 of Gross Commissions, then in lieu of such $37,500 payment, Keen will be paid Seventy-Five Thousand and No/100 Dollars ($75,000.00) plus an amount equal to the product obtained by multiplying $75,000 by a fraction, the numerator of which shall be the actual amount of such Gross Commissions earned by First Bank during such period, and the denominator of which shall be $298,000; and (b) January 1, 2006,

Keen will be paid (1) Twenty-Five Thousand and No/100 Dollars ($25,000) if First Bank earns between $200,000 and $258,999 of Gross Commissions during the period between January 1, 2005 and December 31, 2005, (2) Fifty Thousand and No/100 Dollars ($50,000) if First Bank earns between $259,000 and $297,999 of Gross Commissions during the period between January 1, 2005 and December 31, 2005, (3) Seventy-Five Thousand and No/100 Dollars ($75,000.00) if First Bank earns $298,000 of Gross Commissions during the period between January 1, 2005 and December 31, 2005, or (4) Seventy-Five Thousand and No/100 Dollars ($75,000.00) plus an amount equal to the product obtained by multiplying $75,000 by a fraction, the numerator of which shall be the actual amount of Gross Commissions earned by First Bank during the period between January 1, 2005 and December 31, 2005, and the denominator of which shall be $298,000, if First Bank earns more than $298,000 of Gross Commissions during such period. The parties hereto agree that the payment amounts referred to in this Section 2(B) will not accumulate in favor of Keen, and Keen will be entitled to the payment of only one of the amounts set forth in this Section 2(B) for the periods referenced herein depending on the amount of Gross Commissions actually earned by First Bank during each such period.”

SECTION 2. Representations, Warranties and Acknowledgements. Each party hereto represents, warrants and acknowledges to the other party hereto that (a) no interest in the Commission Agreement has been sold, hypothecated, assigned or otherwise transferred by such party, and there are no defaults by such party under the Commission Agreement as of the date hereof; and (b) except as otherwise expressly set forth herein, such party did not rely and has not relied upon any representation, warranty, acknowledgement or statement made by such other party or by any of such other party’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Amendment.

SECTION 3. Voluntary Agreement. The parties to this Amendment agree that they have thoroughly discussed all aspects of this Amendment with their own attorneys, that they have read and fully understand all of the provisions of this Amendment, and that they are voluntarily entering into this Amendment.

SECTION 4. Further Assurances. Keen shall execute and deliver to the Company such further documents and do such other acts and things as the Company may reasonably require in order to carry out the purposes of this Amendment.

SECTION 5. Effect on Commission Agreement. Except as otherwise specifically provided herein, the Commission Agreement shall not be amended and shall remain in full force and effect.

SECTION 6. Binding Effect; Headings. The covenants contained herein shall bind, and the benefits hereof shall inure to, the respective heirs, personal representatives, successors and permitted assigns, as the case may be, of the parties hereto. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

SECTION 7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to the conflicts of laws principles thereof.

SECTION 8. Counterparts. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. Executed counterparts may be delivered via facsimile transmission.

IN WITNESS WHEREOF, Keen has executed and delivered this Amendment, and the Company has caused this Amendment to be executed and delivered by its duly authorized officer, all as of the day and year first above written.

/s/ JERRY L. KEEN
JERRY L. KEEN

ABC BANCORP

By:	/s/ MIKE MCDONALD

	Its:	SVP-Director of Retail Banking

3